Exhibit 3(ii)

AMENDED AND RESTATED

BYLAWS OF

XETA TECHNOLOGIES, INC.

(Adopted July 11, 2007)

ARTICLE 1

OFFICES

1.1                                 The principal office of the Corporation shall be located at 1814 West Tacoma, Broken Arrow, State of Oklahoma.  The Corporation may have such other offices either within or without the State of Oklahoma, as the Board of Directors may designate or as the business of the Corporation may require from time to time.

ARTICLE 2

SHAREHOLDERS

2.1                                 Annual Meeting.  The annual meeting of the shareholders shall be held each year in March on a date to be selected by the Board of Directors, for the purpose of electing Directors and for the transaction of such other business as may come before the meeting.  If the day fixed for the annual meeting shall be a legal holiday in the State in which the annual meeting is to be held, such meeting shall be held on the next succeeding business day.  If the election of Directors shall not be held on the day designated herein for any annual meeting of the shareholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the shareholders as soon thereafter as is convenient.

2.2                                 Special Meetings.  Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute or the Certificate of Incorporation, may be called by the President or by the Board of Directors, and shall be called by the President at the request of the holders of not less than ten percent (10%) of all the outstanding shares of the Corporation entitled to vote at the meeting, which request shall state the purpose or purposes of the proposed meeting.  Business at special meetings shall be limited to the purpose or purposes stated in the call of said meeting.

2.3                                 Place of Meeting.  The annual meeting or any special meeting shall be held at such location as may be determined by the Corporation’s Board of Directors.  A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place, either within or without the State of Oklahoma, unless otherwise prescribed by statute, as the place for the holding of such meeting.  If no designation is made, or if a special meeting be otherwise called, the place of the meeting shall be the principal office of the Corporation.

2.4                                 Notice of Meeting.  Written notice stating the place, date, and hour of the meeting and, in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered no less than ten (10) nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction of the President, or the Secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the shareholder at his address as it appears on the stock transfer books of the Corporation.

2.5                                 Closing of Transfer Books or Fixing of Record Date.  For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors of the Corporation may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, sixty (60) days.  If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed not less than ten (10) days before the date of such meeting.  In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than sixty (60) days and, in the case of a meeting of shareholders, not less than ten (10) days prior to the date on which the particular action requiring such determination of shareholders is to be taken.  If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the day next preceding the day upon which such meeting is called, or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders.  When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof.

2.6                                 Voting Lists.  The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each.  Such list, for a period of at least ten (10) days prior to such meeting, shall be open to inspection by any shareholder, during usual business hours, either at a place within the city where the meeting is to be held, which place shall be specified on the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  Such list shall also be produced and kept at the time and place of the meeting during the entire time thereof, and shall be open to the inspection of any shareholder who is present.  The stock ledger shall be the only evidence as to the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

2.7                                 Quorum.  The holders of a majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders, except as otherwise provided by statute or the Certificate of Incorporation.  If less than a majority of the outstanding shares are so represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice.  At such adjourned meeting, any business may be transacted which might have been transacted at the original meeting, provided a quorum shall be represented.  the shareholders so represented at a duly organized meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

2.8                                 Proxies.  At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or by his duly authorized attorney-in-fact, and bearing a date not more than eleven (11) months prior to said meeting unless said instrument provides for a longer period.  Such proxy shall be filed with the Secretary of the Corporation at or before the time of the meeting.

2.9                                 Voting of Shares.  When a quorum is present at a meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

2.10                           Voting of Shares by Certain Holders.  Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the Bylaws of such corporation may prescribe, or, in the absence of such provisions, as the Board of Directors of such corporation may determine.

Shares held by an administrator, executor, guardian or conservator may be voted by him either in person or by proxy, without a transfer of such shares into his name.  Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority so to do be contained in an appropriate order of the court by which such receiver was appointed.

A shareholder whose shares are pledged shall be entitled to vote such shares unless in the transfer by the pledgor on the books of the Corporation he has expressly empowered the pledgee to vote thereon, in which case only the pledgee or his proxy may represent such stock and vote thereon.

Shares of its own stock belonging to the Corporation, except shares held by it in a fiduciary capacity, shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

2.11                           Informal Action by Shareholders.  Unless otherwise provided for in the Certificate of Incorporation, any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Such consent shall be filed the Secretary of the Corporation and made a part of the corporate records, and notice of the taking of such action, if by less than unanimous written consent, shall be given to those shareholders who have not consented in writing, within five (5) days of the taking of such action.

ARTICLE 3

BOARD OF DIRECTORS

3.1                                 General Powers.  The property and business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation, and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

3.2                                 Number, Tenure and Qualifications.  The number of Directors constituting the whole Board of Directors of the Corporation shall not be less the one (1) nor more than twelve (12), as the Board may determine by resolution from time to time.  Unless an election is contested, a Board resolution nominating persons for election shall suffice to evidence the fixing of the number of Directors constituting the Board.  All Directors shall be elected for a term of one (1) year at the annual meeting of Shareholders, and shall hold office until his successor has been elected and qualified, unless removed earlier in accordance with Section 3.3 of these Bylaws or upon his death, resignation or disqualification.

3.3                                 Removal of Directors.  The entire Board of Directors or any individual Director may be removed from office with cause by a vote of the shareholders holding a majority of the outstanding shares entitled to vote, or may be removed without cause by a vote of the shareholders holding sixty-six and two-thirds percent (66 2/3%) of the outstanding shares entitled to vote at any annual or special meeting of said shareholders.  Should said Board of Directors or any one or more Directors be so removed at any annual or special meeting of the shareholders, new Directors may be elected at the same meeting.

3.4                                 Regular Meetings.  A regular meeting of the Board of Directors shall be held at such time and at such place as shall be fixed by the vote of the shareholders at the meeting at which Directors are elected without other notice than the resolution of the shareholders fixing said time and place of meeting.  The Board of Directors may provide, by resolution, the time and place for the holding of additional regular meetings without other notice than such resolution.

3.5                                 Special Meetings.  Special meetings of the Board of Directors may be called by or at the request of the President or any two (2) Directors.  The person or persons authorized to call special meetings of the Board of Directors may fix the place for holding any special meeting of the Board of Directors called by them.

3.6                                 Notice.  Notice of any special meeting shall be given at least seven (7) days previously thereto by written notice delivered personally or mailed to each Director at his business address, or by telegram.  If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid.  If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company.  Any Director may waive notice of any meeting.  The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened.

3.7                                 Quorum.  A majority of the number of Directors fixed by Article 3.2 hereof shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.  When the Board of Directors consists of one Director, then one Director shall constitute a quorum.

3.8                                 Manner of Acting.  The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

3.9                                 Vacancies.  Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors.  A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.  Any Directorship to be filled by reason of an increase in the number of Directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

3.10                           Compensation.  Directors, as such, may receive compensation in such amounts and in such forms as the Board of Directors shall determine from time to time by resolution.  No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor.

3.11                           Presumption of Assent.  A Director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as Secretary of the Corporation immediately after the adjournment of the meeting.  Such right to dissent shall not apply to a Director who voted in favor of such action.

3.12                           Committees.  The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one or more committees, each committee to consist of one (1) or more of the Directors of the Corporation, which, to the extent provided in the resolution and permitted by law, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, except where action by the Board of Directors is required by law, and shall have the power to authorize the seal of the Corporation to be affixed to all papers which may require it.  Such committees shall have such names as may be determined from time to time by resolution adopted by the whole Board, and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

3.13                           Informal Action by Directors.  Any action required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

3.14                           Telephone Conference.  Members of the Board of Directors, or any committee thereof, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment that enables all persons participating in the meeting to hear each other.  Such participation shall constitute presence in person at such meeting.

ARTICLE 4

OFFICERS

4.1                                 Number.  The Officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors.  The office of Vice President may be held vacant.  Such other Officers, assistant Officers, and agents as may be deemed necessary may be elected or appointed by the Board of Directors.  Two (2) or more offices may be held at the same time by one person, except that the offices of President and Secretary or President and Vice President shall not be held by the same person at any time.

4.2                                 Election and Term of Office.  The Officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at a meeting of the Board of Directors to be held after each annual meeting of the shareholders.  If the election of Officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be.  Each Officer shall hold office until his successor shall have been duly elected and shall have qualified or until he shall resign or shall have been removed in the manner hereinafter provided.

4.3                                 Removal.  Any Officer or agent elected by the Board of Directors may be removed by an affirmative vote of a majority of the Board of Directors, but such removal shall be without prejudice to the contractual rights, if any, of the person so removed.

4.4                                 Vacancies.  A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

4.5                                 (a)                                  Chairman.  The Board of Directors may appoint from its members a Chairman of the Board.  The Chairman, if one has been appointed, shall preside over all meetings of the Board of Directors and all meetings of the shareholders.  The Chairman shall have direct supervision over the Office of the Chief Executive Officer and shall perform such duties and possess such powers as are assigned to him by the Board of Directors. If the Chairman of the Board is also designated as the corporation’s Chief Executive Officer, the Chairman shall also have the powers and duties of the Chief Executive Officer prescribed in Section 4.5(b) of these Bylaws.

(b)                                 Chief Executive Officer.  The Office of Chief Executive Officer, if one has been appointed by the Board, shall be the chief executive office of the Corporation and shall be subject to the control of the Board of Directors.  The Chief Executive Officer shall report directly to the Chairman of the Board, if one has been appointed.  The Board of Directors, in its discretion, may appoint two Chief Executive Officers to be known as Co-CEOs.  If Co-CEOs are appointed by the Board, the responsibilities of the Office of Chief Executive Officer shall be shared between the Co-CEOs as they shall determine, unless specific direction or assignment has been given by the Board.  The Office of Chief Executive Officer shall have general supervision and control of the business and affairs of the Corporation; shall have direct supervision over the offices of President and Chief Financial Officer; and shall exercise and perform such other specific powers and duties as may be assigned to him from time to time by the Board of Directors.  In the absence of the Chairman of the Board, the Office of Chief Executive Officer shall preside at meetings of the Board of Directors and meetings of the shareholders.  The Office of the Chief Executive Officer shall have authority to execute instruments and to enter into contracts on behalf of the Corporation, except in cases where the signing and execution thereof are expressly delegated by the Board of Directors or the Corporation’s Bylaws to some other officer or agent of the Corporation.

(c)                                  President.  The office of President shall be the chief operating officer of the Corporation and shall be subject to the control of the Office of Chief Executive Officer and the Board of Directors and shall report directly to the Office of Chief Executive Officer.  Subject to the supervisory powers given by the Board of Directors to the Office of Chief Executive Officer, the President shall be responsible for the general administration and management of the business and day-to-day operations of the Corporation and shall, together with the Office of Chief Executive Officer, see that all orders and resolutions of the Board of Directors are carried into effect.  The President shall, in general, perform all duties normally incident to the office of the President and shall exercise and perform such other specific powers and duties as may be assigned to him from time to time by the Board of Directors or by the Office of Chief Executive Officer.  He shall, in the absence of both the Chairman of the Board and Chief Executive Officer, preside at all meetings of the shareholders.  He may sign, with the Secretary or any other proper officer of the Corporation, certificates of shares of the Corporation, any deeds, mortgages, bonds, contracts or other instruments which the Board has authorized to be executed, except in cases where the signing and execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation, or shall be required by law to be otherwise signed or executed.”

4.6                                 Vice President.  In the absence of the President or in the event of his death, inability, or refusal to act, the Vice President shall perform the duties of the President, and when so acting, shall have all the powers of and be subject to all the restrictions upon the President.  The Vice President shall perform such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

4.7                                 Secretary.  The Secretary shall: (a) keep the minutes of the shareholders’ meetings and of the Board of Directors’ meetings in one or more books provided for that purpose; (b) give, or cause to be given, all notices in accordance with the provisions of these Bylaws or as required by law; (c) be custodian of the corporate records and of the seal of the Corporation and see that the seal of the Corporation is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized or required; (d) keep a register of the post office address of each shareholder; (e) have general charge of the stock transfer books of the Corporation; and (f) in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.

4.8                                 Treasurer.  The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for monies due and payable to the Corporation from any source whatsoever; (c) deposit all such monies in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Article 5 of these Bylaws; (d) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation; (e) render to the President and Directors at each regular meeting of the Board, or whenever they may require it, an account of all of such transactions and the financial condition of the Corporation; and (f) in general, perform all of the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the President or by the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.

4.9                                 Other Officers.  Such other Officers, assistant Officers and agents, which may be elected or appointed by the Board of Directors, shall perform such duties as shall be assigned to them by the Board of Directors.

4.10                           Salaries.  The salaries of the Officers shall be fixed from time to time by the Board of Directors.  No Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation.

ARTICLE 5

CONTRACTS, LOANS, AND DEPOSITS

5.1                                 Contracts.  The Board of Directors may authorize any Officer or Officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

5.2                                 Loans.  No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors.  Such authority may be general or confined to specific instances.

5.3                                 Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such Officer of Officers, agent or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

5.4                                 Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may select.

ARTICLE 6

CERTIFICATES FOR SHARES AND THEIR TRANSFER

6.1                                 Certificates of Stock; Un-certificated Shares.   The shares of the Corporation shall be represented by certificates unless the Board of Directors shall by resolution or resolutions provide that some or all of any class or series of stock of the Corporation shall be un-certificated shares.  Any such resolution shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.  Notwithstanding the adoption by the Board of any resolution(s) providing for un-certificated shares, every holder of stock in the Corporation represented by certificates and, upon request, every holder of un-certificated shares, shall be entitled to have a certificate signed by, or in the name of the Corporation by, the Chairman or Vice Chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form.  Such certificate shall be in such form as may be determined by the Board of Directors to the extent consistent with applicable law, the Certificate of Incorporation and these Bylaws.

6.2                                 Transfer of Stock.  Transfer of shares of the Corporation shall be made only on the stock transfer books of the Corporation by the holder of record thereof or by his attorney or legal representative, written evidence of whose authority shall be filed with the Corporation.  No transfer of shares of capital stock shall be valid until such transfer has been entered on the books of the Corporation by an entry showing from and to whom transferred and, (i) if the stock is certificated, the transfer shall not be valid until the surrender of the certificate, duly endorsed or accompanied by proper evidence of succession, assignation or transfer, and cancellation of the certificate representing the same or (ii) if the stock is un-certificated, the transfer shall not be valid unless accompanied by a duly executed stock transfer power or other proper transfer instructions from the registered owner of such un-certificated shares.

6.3                                                 Lost, Stolen or Destroyed Certificates. No certificate for shares or un-certificated shares of stock in the Corporation shall be issued in place of any certificate alleged to have been lost, destroyed or stolen, except on production of such evidence of such loss, destruction or theft and on delivery to the Corporation of a bond of indemnity in such amount, upon such terms and secured by such surety, as the Board of Directors or any financial officer may in its or his discretion require.

ARTICLE 7

FISCAL YEAR

7.1                                 The fiscal year of the Corporation shall be determined by the Board of Directors.

ARTICLE 8

DIVIDENDS

8.1                                 The Board of Directors may from time to time declare, and the Corporation may pay, dividends on its outstanding shares in the manner and upon the terms and conditions provided by law and the Certificate of Incorporation.  Dividends may be paid in cash, in property, or in shares of capital stock, subject to the provisions of the Certificate of Incorporation and the laws of the State of Oklahoma.

ARTICLE 9

SEAL

9.1                                 The Board of Directors shall provide a corporate seal which shall have inscribed thereon the name of the Corporation and the words “Corporate Seal.”

ARTICLE 10

WAIVER OF NOTICE

10.1                           Unless otherwise provided by law, whenever any notice is required to be given to any shareholder or Director of the Corporation under the provisions of these Bylaws or under the provisions of the Certificate of Incorporation, a waiver thereof, in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

ARTICLE 11

AMENDMENTS

11.1                           These Bylaws may be altered, amended, or repealed and new Bylaws may be adopted by affirmative vote of the shareholders representing fifty-one percent (51%) of all the shares issued and outstanding, at any annual shareholders’ meeting or at any special shareholders’ meeting when the proposed amendment has been set out in the notice of such meeting, or by the Board of Directors at any regular or special meeting of the Board when the proposed amendment has been set out in the notice of such meeting.

ARTICLE 12

INDEMNIFICATION OF DIRECTORS AND OFFICERS

12.1                           Indemnification: Actions Other Than By The Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees, court costs, judgments, fines and amounts paid in settlement) actually and reasonably incurred by him in connection with such action, suit or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful.  The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

12.2                           Indemnification:  Actions By The Corporation.  The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees, court costs and fines) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but  12 in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

12.3                           Right to Indemnification.  To the extent that any present or former director, officer and employee and any person who is or was serving at the request of the Corporation as a director, officer or employee of another corporation, partnership, joint venture, trust or other enterprise, or any agent of the Corporation or any person who is or was serving at the request of the Corporation as an agent of another corporation, partnership, joint venture, trust or other enterprise, has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article 12, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

12.4                           Authorization of Indemnification.  Any indemnification under Sections 1 and 2 of this Article 12 (unless ordered by a court) shall be made by the Corporation only upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 1 and 2 of this Article 12.  Such determination shall be made: (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding; or (ii) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iii) by the shareholders.

12.5                           Advance Indemnification.  Expenses incurred by an officer or director in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of

Directors in the specific case upon receipt of an undertaking by or on behalf of such director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article 12.  Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

12.6                           Non-Exclusive Indemnification.  The indemnification provided by this Article 12 shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while  13 holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

12.7                           Insurance.  The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article 12.

12.8                           Modification or Repeal.  No modification or repeal of any of the provisions under this Article 12 shall operate retroactively or impair the rights of any person which shall have accrued hereunder.

12.9                           Constituent Corporation.  For the purpose of this Article, references to “the Corporation” include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation so that any person who is or was a director, officer, employee or agent of such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article 12 with respect to the resulting or surviving corporation in the same capacity.